Exhibit 2.1

FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of April 24, 2020, is by and among Fidelity National Financial, Inc., a Delaware corporation (“Parent”), F I Corp., a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub I”), F II Corp., a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), and FGL Holdings, a Cayman Islands exempted company (the “Company”).

WHEREAS, Parent, the Company and the Merger Subs entered into that certain Agreement and Plan of Merger, dated as of February 7, 2020 (the “Merger Agreement”); and

WHEREAS, Parent, the Company and the Merger Subs wish to amend the Merger Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.    Amendment. Section 2.05(a) of the Merger Agreement is hereby amended by deleting the language “as of the close of the fifth (5th) Business Day prior to the filing of the Registration Statement” in the second sentence and replacing that deleted language with “as of the record date for the Company Shareholders Meeting determined and established by the Company, acting through the Company Special Committee”.

2.    Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement.

3.    Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Merger Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly set forth herein. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Merger Agreement. This Amendment and the Merger Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. If and to the extent there are any inconsistencies between the Merger Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Merger Agreement to the Merger Agreement shall be deemed to mean the Merger Agreement as amended by this Amendment. On and after the date of this Amendment, each reference to the Merger Agreement, “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended hereby, provided that references in the Merger Agreement to “the date hereof” or “the date of this Agreement” or words of like import shall continue to refer to the date of February 7, 2020.

4.    Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or other electronic transmission) to the other parties.

5.    Sections of the Merger Agreement. Section 9.04 (Entire Agreement; No Third-Party Beneficiaries), Section 9.05 (Assignment), Section 9.06 (Governing Law), Section 9.07 (Consent to Jurisdiction), Section 9.08 (Waiver of Jury Trial) and Section 9.11 (Severability) of the Merger Agreement are each hereby incorporated by reference mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President,
General Counsel and Corporate Secretary

[Signature Page to First Amendment to the Agreement and Plan of Merger]

F I CORP.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Director

[Signature Page to First Amendment to the Agreement and Plan of Merger]

F II CORP.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Director

[Signature Page to First Amendment to the Agreement and Plan of Merger]

FGL HOLDINGS

By:	/s/ Christopher O. Blunt
Name:	Christopher O. Blunt
Title:	President & Chief Executive Officer

[Signature Page to First Amendment to the Agreement and Plan of Merger]